CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 23, 2011, relating to the statements of assets and liabilities of Ranger Small Cap Fund and Ranger Quest for Income and Growth Fund, each a series of Ranger Funds Investment Trust, and to the reference to our Firm under the caption “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

September 23, 2011